Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, National Trust 305 and Florida Trust 115:

We consent to the use of our report dated May 29, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
May 29, 2002